Exhibit 99.1
News Release
DIVERSEY ANNOUNCES FIRST QUARTER 2022 RESULTS; REAFFIRMS FULL YEAR REVENUE AND ADJUSTED EBITDA GUIDANCE

•Reported sales +4.5% compared to prior year; Acquisition adjusted constant currency +7.0%
◦Food and Beverage reported sales +14.8% compared to prior year
◦Institutional reported sales +0.9% compared to prior year
◦Institutional base sales excluding infection prevention +26% compared to prior year

•Net Loss attributable to common stockholders of $39.7 million for the first quarter
◦Adjusted EBITDA was $60.3 million, representing margins of 9.1%

•Reaffirms 2022 Adjusted EBITDA outlook to range from $380 to $420 million with full year revenue growth of high single digits

FORT MILL, S.C., May 10, 2022: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announces first quarter results.

“We delivered a solid quarter with strong and broad-based top line growth, driven by accelerating pricing and new business wins along with high customer retention,” said Phil Wieland, Diversey’s Chief Executive Officer. “Our Institutional and Food and Beverage revenues were 6.8% higher than pre-pandemic levels with additional recovery still to be captured. We are pricing for inflation and expect to see our revenue and margins continue to improve throughout the remainder of the year. While significant global macro challenges remain, the strength and resilience of our business model gives us ongoing confidence that we will achieve our full year outlook. We have incorporated our planned pricing actions for the remainder of the year, which should position us for double-digit earnings growth long-term once the current challenges recede during 2022."

Unaudited	First Quarter Ended March 31
(millions)	2022	2021	% Change	2019	% Change
Net sales	$660.0	$631.5	4.5%	$617.9	6.8%
Loss before taxes	(37.2)	(98.1)	62.1%	(45.5)	(18.2)%
Net loss	(39.1)	(95.7)	59.1%	(44.5)	(12.1)%
Adjusted net income (loss)(1)	3.7	26.2	(85.9)%	(10.1)	(136.6)%

Adjusted EBITDA(1)	60.3	92.7	(35.0)%	52.1	15.7%
% Margin(1)	9.1%	14.7%	(560) bps	8.4%	70 bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

First Quarter 2022 Consolidated Results

Net sales increased 4.5% versus prior year or 7.0% when adjusting for currency and acquisitions. Both the Institutional and Food and Beverage segments are showing positive momentum in volume growth and pricing. The F&B segment continues to win new customers and grow revenue while passing through pricing to combat high cost inflation. The recovery of base Institutional revenue is progressing well and the segment continues to win new customers, with significant recovery still ahead. Institutional infection prevention is still more than 25% above pre-pandemic levels, despite the normalization from elevated demand due to COVID. Comparing to a pre-COVID baseline, consolidated reported net sales were 6.8% above Q1 2019.

Loss before taxes of $39.8 million in the first quarter of 2022 included Special Items (as defined below) impact of $23.1 million and compared to loss before taxes of $98.1 million in first quarter 2021 including Special Items impact of $100.9 million. Adjusted net income in the first quarter 2022 was $3.7 million compared to $26.2 million in the same quarter 2021 and adjusted net loss of $10.1 million in first quarter 2019 with Adjusted EPS of $0.01 in first quarter 2022 compared to $0.11 in fourth quarter 2021 and ($0.04) the same quarter 2019.

Adjusted EBITDA for the first quarter 2022 was $60.3 million, representing a decline of 35.0% versus the period in 2021 and growth of 15.7% versus the period in 2019. In a challenging inflationary environment, Adjusted EBITDA margin declined 560 basis points compared to the same period 2021 and grew 70 basis points versus first quarter 2019. In the first quarter, pricing accounted for more than 6% revenue growth and the level of pricing is expected to increase further throughout the year. However, accelerating pricing and increased volume were more than offset by significantly higher costs in the period.

Segment Review

Institutional

Unaudited	First Quarter Ended March 31
(millions)	2022	2021	% Change	2019	% Change
Net sales	$472.2	$467.9	0.9%	$460.1	2.6%
Adjusted EBITDA	53.0	71.1	(25.5)%	45.1	17.5%
% Margin	11.2%	15.2%	(400) bps	9.8%	140 bps

Net sales of $472.2 million in the Institutional segment were 0.9% above Q1 2021 or 4.6% above when adjusting for currency and acquisitions. The Institutional Base Business, excluding Infection Prevention, grew 26% above Q1 2021, reflecting a combination of new client wins, innovation, pricing, and continued expansion with our existing customers as we progress towards a return to pre-pandemic levels. This growth was partially offset by the expected infection prevention revenue normalization of 50% compared to last year. Adjusted EBITDA margin declined 400 basis points vs Q1 2021 due to cost pressures and the final quarter of infection prevention normalization, but grew 140 basis points vs Q4 2019 from ongoing efficiency initiatives. Acquisitions contributed $9.1 million to sales growth and $0.7 million to Adjusted EBITDA.

Food & Beverage

Unaudited	First Quarter Ended March 31
(millions)	2022	2021	% Change	2019	% Change
Net sales	$187.8	$163.6	14.8%	$157.8	19.0%
Adjusted EBITDA	22.1	31.9	(30.7)%	21.9	0.9%
% Margin	11.8%	19.5%	(770) bps	13.9%	(210) bps

The Food & Beverage segment continues to experience strong growth. Net sales of $187.8 million were 14.8% above Q1 2021 or 14.0% above when adjusting for currency and acquisitions. This was driven by very high win rates, pricing and success with the new water treatment offering. Adjusted EBITDA of $22.1 million declined 30.7% and margin declined 770 basis points compared to the same 2021 period, impacted by high input cost inflation, particularly in Europe due to the Russia-Ukraine war. Aggressive pricing actions are being taken to address the price-cost gap. Acquisitions contributed $13.4 million to sales growth and ($0.1) million to Adjusted EBITDA.

Outlook

While Diversey is encouraged with first quarter results and positive momentum, the Company continues to operate in an unprecedented environment. Accordingly, Diversey believes it is appropriate to reaffirm its expectation of high single digit percentage revenue growth and adjusted EBITDA outlook of $380 to $420 million for 2022. If the positive trends seen in the first quarter continue, and the inflationary environment begins to abate, an update to the outlook could be provided as the year progresses.

While it is not management's intention to provide quarterly guidance going forward, the current expectation is that approximately 37% of full-year adjusted EBITDA will be earned in the first half of 2022, with the remaining approximately 63% in the back half of the year. This seasonality reflects the historical performance of the business along with the continued maturation of various cost initiatives, coupled with price increases and surcharges that are expected to continue to build throughout the year.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a webcast and conference call today, May 10, 2022 at 8:30 am ET to discuss the results for Q1 2022.

The event will be available live via webcast which can be accessed here. Interested parties may also access the conference call by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey First Quarter 2022 Earnings Conference Call. Participants are asked to dial in 10 minutes prior to the call in order to register for the event.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on May 24, 2022 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and providing the passcode 13729050.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s Form 10-K filed with the Securities and Exchange Commission.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transaction and integration costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$216.2	$207.6
Trade receivables, net of allowance for doubtful accounts of $23.7 and $23.5	410.2	414.3
Other receivables	64.2	59.3
Inventories	378.2	337.6
Prepaid expenses and other current assets	85.0	69.4
Total current assets	1,153.8	1,088.2
Property and equipment, net	218.4	210.7
Goodwill	482.6	471.5
Intangible assets, net	2,106.0	2,147.3
Other non-current assets	389.7	382.3
Total assets	$4,350.5	$4,300.0

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$3.5	$10.7
Current portion of long-term debt	10.9	10.9
Accounts payable	500.5	434.3
Accrued restructuring costs	15.4	16.7
Other current liabilities	396.8	384.5
Total current liabilities	927.1	857.1
Long-term debt, less current portion	1,970.6	1,973.0
Deferred taxes	171.4	164.3
Other non-current liabilities	506.4	520.0
Total liabilities	3,575.5	3,514.4
Commitments and contingencies
Stockholders' equity:
Ordinary shares, $0.01 par value per share; 1,000,000,000 shares authorized, 324,190,738 and 324,369,517 shares outstanding in 2022 and 2021	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 shares authorized, 0 shares outstanding in 2022 and 2021	—	—
Additional paid-in capital	1677.8	1,662.7
Accumulated deficit	(759.2)	(720.1)
Accumulated other comprehensive loss	(143.6)	(157.0)
Total stockholders' equity	775.0	785.6
Total liabilities and stockholders' equity	$4,350.5	$4,300.0

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

(in millions except per share amounts)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net sales	$660.0	$631.5
Cost of sales	423.9	385.1
Gross profit	236.1	246.4
Selling, general and administrative expenses	213.7	243.1
Transaction and integration costs	4.5	13.3
Management fee	—	19.4
Amortization of intangible assets	24.2	24.3
Restructuring and exit costs	9.8	2.6
Operating loss	(16.1)	(56.3)
Interest expense	30.3	43.7
Foreign currency gain related to Argentina subsidiaries	(0.3)	(2.0)
Other (income) expense, net	(8.9)	0.1
Loss before income tax provision (benefit)	(37.2)	(98.1)
Income tax provision (benefit)	1.9	(2.4)
Net loss	$(39.1)	$(95.7)

Basic and diluted loss per share	$(0.12)	$(0.39)
Basic and diluted weighted average shares outstanding	319.6	247.3

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Operating activities:
Net loss	$(39.1)	$(95.7)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	47.4	47.1
Amortization of deferred financing costs and original issue discount	1.8	14.9
Gain on cash flow hedges	1.1	0.2
Deferred taxes	(3.5)	0.8
Non-cash foreign currency exchange (gain) loss	(1.1)	5.9
Share-based compensation	15.1	37.5
Impact of highly inflationary economy - Argentina	(0.3)	(2.0)
Provision for bad debts	1.9	2.0
Provision for slow moving inventory	0.4	3.0
Non-cash pension benefit	(3.6)	(3.7)
Changes in operating assets and liabilities:
Trade receivables, net	3.0	(28.0)
Inventories, net	(39.9)	(41.2)
Accounts payable	68.3	46.5
Income taxes, net	(4.6)	(11.6)
Other assets and liabilities, net	(1.0)	(54.4)
Cash provided by (used in) operating activities	45.9	(78.7)
Investing activities:
Business acquired in purchase transactions, net of cash acquired	(41.4)	—
Dosing and dispensing equipment	(17.3)	(12.0)
Capital expenditures	(10.0)	(6.4)
Collection of deferred factored receivables	—	24.4
Cash provided by (used in) investing activities	(68.7)	6.0
Financing activities:
Contingent consideration payments	—	(0.1)
Proceeds from (payments on) short-term borrowings	(7.2)	0.4
Proceeds from revolving credit facility	50.0	—
Payments on revolving credit facility	(50.0)	—
Payments on long-term borrowings	(4.3)	(656.0)
Payment of deferred financing costs	—	(2.5)
Issuance of ordinary shares sold in IPO, net of offering costs	—	654.3
Proceeds from termination of derivatives	45.3	—
Cash provided by (used in) financing activities	33.8	(3.9)
Exchange rate changes on cash	(2.4)	(3.9)
Decrease in cash, cash equivalents and restricted cash	8.6	(80.5)
Cash, cash equivalents and restricted cash at beginning of period	208.2	201.7
Cash, cash equivalents and restricted cash at end of period	$216.8	$121.2

Supplemental Cash Flow Information:
Interest payments	$25.3	$49.0
Income tax payments	$9.8	$8.4
Conversion of preferred equity certificates to equity	$—	$620.9
Beneficial interest obtained for factored receivables	$—	$6.9

The following table reconciles loss before income tax benefit to EBITDA and Adjusted EBITDA for the periods presented:

(in millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Three Months Ended March 31, 2019
Loss before income tax provision (benefit)	$(37.2)	$(98.1)	$(45.5)
Interest expense	30.3	43.7	34.1
Interest income	(0.7)	(0.9)	(1.6)
Amortization expense of intangible assets	24.2	24.3	22.9
Depreciation expense included in cost of sales	20.6	20.8	19.7
Depreciation expense included in selling, general and administrative expenses	2.6	2.0	1.3
EBITDA	39.8	(8.2)	30.9
Transaction and integration costs(1)	4.5	13.3	14.7
Restructuring and exit costs(2)	9.8	2.6	—
Foreign currency gain related to Argentina subsidiaries(3)	(0.3)	(2.0)	1.0
Adjustment for tax indemnification asset(4)	(0.1)	—	—
Acquisition accounting adjustments(5)	1.3	—	0.7
Bain Capital management fee(6)	—	19.4	1.9
Non-cash pension and other post-employment benefit plan(7)	(3.6)	(3.8)	(2.4)
Unrealized foreign currency exchange loss (gain)(8)	(1.1)	5.9	4.3
Factoring and securitization fees(9)	0.9	1.0	0.9
Share-based compensation(10)	15.1	63.5	—
Tax receivable agreement adjustments(11)	(6.4)	—	—
Other items	0.4	1.0	0.1
Consolidated Adjusted EBITDA	$60.3	$92.7	$52.1

The following table reconciles net loss to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021		Three Months Ended March 31, 2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)
Reported (GAAP)	$(39.1)	$(0.12)	$(95.7)	$(0.39)	$(44.5)	$(0.18)
Amortization expense of intangible assets acquired	24.2	0.08	24.3	0.10	22.9	0.09
Transaction and integration costs(1)	4.5	0.01	13.3	0.05	14.7	0.06
Restructuring and exit costs(2)	9.8	0.03	2.6	0.01	—	—
Foreign currency gain related to Argentina subsidiaries(3)	(0.3)	—	(2.0)	(0.01)	1.0	—
Adjustment for tax indemnification asset(4)	(0.1)	—	—	—	—	—
Acquisition accounting adjustments(5)	1.3	—	—	—	0.7	—
Bain Capital management fee(6)	—	—	19.4	0.08	1.9	0.01
Non-cash pension and other post-employment benefit plan(7)	(3.6)	(0.01)	(3.8)	(0.02)	(2.4)	(0.01)
Unrealized foreign currency exchange loss (gain)(8)	(1.1)	—	5.9	0.02	4.3	0.02
Share-based compensation(10)	15.1	0.05	63.5	0.26	—	—
Tax receivable agreement adjustments(11)	(6.4)	(0.02)	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(12)	0.0	0.00	11.9	0.05	—	—
Other items	0.4	—	1.0	—	0.1
Tax effects related to non-GAAP adjustments(13)	(10.5)	(0.04)	(15.7)	(0.05)	(9.7)	(0.03)
Discrete tax adjustments(14)	9.5	0.03	1.5	0.01	—	—
Adjusted (Non-GAAP)	$3.7	$0.01	$26.2	$0.11	$(11.0)	$(0.04)

(1) These costs consist primarily of professional and consulting services which are non-operational in nature, costs related to strategic initiatives, acquisition-related costs, and costs incurred in preparing to become a publicly traded company.

(2) Includes costs related to restructuring programs and business exit activities. Refer to Note 16 — Restructuring and Exit Activities in the Notes to our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.

(3) Effective July 1, 2018, Argentina was deemed to have a highly inflationary economy and the functional currency for our Argentina operations was changed from the Argentinian Peso to the United States dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(4) In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision.

(5) In connection with various acquisitions we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(6) Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during the three months ended March 31, 2022.

(7) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(8) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(9) Represents the fees to complete the sale of the receivables without recourse under our accounts receivable factoring and securitization agreements. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.

(10) Represents compensation expense associated with our share-based equity and liability awards. See Note 15 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included elsewhere in this Quarterly Report on Form 10-Q for additional information.

(11) Represents the adjustment to our tax receivable agreement liability due to changes in tax laws and changes in valuation allowances that impact the realizability of the attributes of the tax receivable agreement.

(12) Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as certain debt facilities were fully repaid or paid down significantly in March 2021 using proceeds from the IPO.

(13) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(14) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(15) For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q1 2021 Net Sales	$467.9	74.1%	$163.6	25.9%	$631.5
Organic change (non-GAAP)	21.6	4.6%	22.9	14.0%	44.5	7.0%
Acquisition	9.1	1.9%	13.4	8.2%	22.5	3.6%
Constant dollar change (non-GAAP)	30.7	6.6%	36.3	22.2%	67.0	10.6%
Foreign currency translation	(26.4)	(5.6)%	(12.1)	(7.4)%	(38.5)	(6.1)%
Total change	4.3	0.9%	24.2	14.8%	28.5	4.5%
Q1 2022 Net Sales	$472.2	71.5%	$187.8	28.5%	$660.0